Exhibit 5.1
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
February 19, 2010
Life Technologies Corporation
5791 Van Allen Way
Carlsbad, California 92008
Re: Registration Statement on Form S-3 (Registration No. 333-164823); $250,000,000 3.375% Senior Notes due 2013, $500,000,000 4.400% Senior Notes due 2015 and $750,000,000 6.000% Senior Notes due 2020
Ladies and Gentlemen:
     We have acted as special counsel to Life Technologies Corporation, a Delaware corporation (the “Company”), in connection with (i) the issuance of $250,000,000 aggregate principal amount of the Company’s 3.375% Senior Notes due 2013 (the “2013 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.400% Senior Notes due 2015 (the “2015 Notes”) and $750,000,000 aggregate principal amount of the Company’s 6.000% Senior Notes due 2020 (the “2020 Notes” and, together with the 2013 Notes and the 2015 Notes, the “Notes”), under the Indenture, dated as of February 19, 2010 (the “Base Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”), pursuant to a supplemental indenture to the Base Indenture, dated as of February 19, 2010 (together with the Base Indenture, the “Indenture”); (ii) the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-164823) (such automatic shelf registration statement, including the documents incorporated by reference therein and the information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933 (the “Securities Act”), the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on February 10, 2010; (iii) a base prospectus, dated February 10, 2010, included in the Registration Statement at the time it originally became effective (the “Prospectus”) and a final prospectus supplement, dated February 11, 2010, filed with the Commission pursuant to Rule 424(b) under the Securities Act on February 12, 2010 (the “Prospectus Supplement”); and (iv) the Underwriting Agreement dated February 11, 2010 (the “Underwriting Agreement”), by and between the Company and Banc of America Securities LLC, Goldman, Sachs & Co. and J.P. Morgan Securities Inc. as representatives of the several underwriters named in Schedule A thereto (the “Underwriters”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
     In connection with our representation of the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Notes, and, for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records, certificates of officers and representatives of the Company and instruments, and we have made such inquiries of such officers and representatives of the Company, as we have deemed necessary or appropriate as a basis for our opinion. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. With your consent, we have relied upon the foregoing and upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1. When the Notes have been duly issued in accordance with the Indenture, duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Underwriting Agreement and assuming that (a) the terms of the Notes as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement, (b) the Notes as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Notes as executed and delivered comply with all requirements and restrictions, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise, and (d) the Notes are issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement, the Notes will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     The opinion expressed above is limited by, subject to and based on the assumptions, limitation and qualifications set forth below:
     (a) The validity and binding effect of the Notes may be limited or affected by bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such validity and binding effect are considered in a proceeding in equity or at law), and may be limited by applicable laws or policies underlying such laws.
     (b) The foregoing opinion is limited to the federal laws of the United States and the laws of the State of New York as in effect on the date hereof and the facts as they currently exist. We render no opinion herein as to matters involving the laws of any other jurisdiction. In rendering this opinion, we assume no obligation to revise or supplement this opinion should current laws, or interpretations thereof, be changed.
     (c) To the extent that the obligations of the Company under the Notes may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validity existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to execute and deliver and to perform its obligations under the Indenture.
     In addition, we express no opinion with respect to (i) whether acceleration of the Notes may affect the collectibility of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

     We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Notes of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law relating to preferences and fraudulent transfers and obligations.
     This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K, dated February 19, 2010 and to the reference to our firm contained in the Prospectus and the Prospectus Supplement under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,
/s/ DLA Piper LLP (US)